UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2008
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

500 W. Illinois, Suite 100
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On July 15, 2008, the Agreement and Plan of Merger dated as of April 20, 2008 (the “Merger Agreement”) among Basic Energy Services, Inc. (“Basic”), Grey Wolf, Inc. (“Grey Wolf”) and Horsepower Holdings, Inc., a subsidiary owned equally by Basic and Grey Wolf (“Holdings”), was terminated pursuant to Section 7.1(b)(iii) of the Merger Agreement. The termination followed the failure of Grey Wolf’s stockholders to approve the Merger Agreement at a special meeting of stockholders held on July 15, 2008. Basic’s stockholders voted in favor of the adoption of the Merger Agreement at a special meeting of stockholders held on July 15, 2008. In accordance with the Merger Agreement, Grey Wolf will pay Basic $5.0 million as a reasonable estimate of Basic’s expenses as a result of the termination of the Merger Agreement. Actual expenses of Basic may be higher than this expense reimbursement.
Item 7.01 Regulation FD Disclosure.
     On July 15, 2008, Basic issued a press release announcing the termination of the Merger Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.
     The information is this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth in such filing.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press release dated July 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: July 15, 2008	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 15, 2008